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                                                                    Exhibit 3.26

                                     BY-LAWS

                                       OF

                 CASELLA WASTE MANAGEMENT OF PENNSYLVANIA, INC.

                          (a Pennsylvania corporation)


                            Adopted January 17, 1997

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                                INDEX TO BY-LAWS

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SECTION                                                                   PAGE
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                                    ARTICLE I
                                  SHAREHOLDERS

1.01    Annual Meetings...............................................      1
1.02    Special Meetings..............................................      1
1.03    Organization..................................................      2
1.04    Unanimous Consent of Shareholders in Lieu of Meeting..........      2

                                   ARTICLE II
                                    DIRECTORS

2.01    Number, Election and Term of Office...........................      2
2.02    Regular Meetings; Notice......................................      2
2.03    Annual Meeting of the Board...................................      3
2.04    Special Meetings; Notice......................................      3
2.05    Organization..................................................      3
2.06    Presumption of Assent.........................................      4
2.07    Catastrophe...................................................      4
2.08    Resignations..................................................      4
2.09    Committees....................................................      4
2.10    Vacancies.....................................................      5
2.11    Personal Liability of Directors...............................      6
2.12    Indemnification of, and Advancement of Expenses to,
          Directors, Officers and Others..............................      6

                                   ARTICLE III
                             OFFICERS AND EMPLOYEES

3.01    Executive Officers............................................      9
3.02    Additional Officers; Other Agents and Employees...............     10
3.03    The Chairman..................................................     10
3.04    The President.................................................     10
3.05    The Vice Presidents...........................................     10
3.06    The Secretary and Assistant Secretaries.......................     11
3.07    The Treasurer and Assistant Treasurers........................     11
3.08    Vacancies.....................................................     12
3.09    Delegation of Duties..........................................     12

                                   ARTICLE IV
                             SHARES OF CAPITAL STOCK

4.01    Share Certificates ...........................................     13
4.02    Transfer of Shares............................................     13
4.03    Lost, Stolen, Destroyed or Mutilated Certificates.............     13
4.04    Regulations Relating to Shares................................     13
4.05    Holders of Record.............................................     14
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                                    ARTICLE V
               MISCELLANEOUS CORPORATE TRANSACTIONS AND DOCUMENTS

5.01    Execution of Notes, Checks, Contracts and Other Instruments...     14
5.02    Voting Securities Owned by Corporation........................     14

                                   ARTICLE VI
                               GENERAL PROVISIONS

6.01    Offices.......................................................     15
6.02    Corporate Seal................................................     15
6.03    Fiscal Year...................................................     15

                                   ARTICLE VII
                                   AMENDMENTS

7.01    Amendments....................................................     15
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                 CASELLA WASTE MANAGEMENT OF PENNSYLVANIA, INC.

                                     BY-LAWS

                                    ARTICLE I

                                  SHAREHOLDERS

     SECTION 1.01. ANNUAL MEETINGS. Annual meetings of the shareholders shall be held at 10:00 A.M., on the 15th day of July in each year if not a legal holiday, and if a legal holiday, then on the next succeeding day which is not a legal holiday, at the principal business office of the Corporation, or at such other date, time and place as may be fixed by the Board of Directors. Written notice of the annual meeting shall be given at least five days prior to the meeting to each shareholder of record entitled to vote thereat, except as otherwise required by law. Any business may be transacted at the annual meeting regardless of whether the notice calling such meeting contains a reference thereto, except as otherwise required by law.

     SECTION 1.02. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time, for the purpose or purposes set forth in the call, by the President, the Board of Directors or the holders of at least one-fifth of all the shares entitled to vote thereat, by delivering a written request to the Secretary. Special meetings shall be held at the principal business office of the Corporation, or at such other place as may be fixed by the Board of Directors. The Secretary shall thereupon fix the time and date of such special meeting, which shall be held not more than sixty days after the receipt of such request, and shall give due notice thereof. Written notice of each special meeting shall be given at least five days prior to the meeting to each shareholder entitled to vote thereat, except as otherwise required by law. Such notice shall specify the general nature of the business to be transacted at such special meeting, and no other business may be transacted at such special meeting.

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     SECTION 1.03. ORGANIZATION. The Chairman of the Board, if one has been elected and is present, or if not, the President, or in his absence the Vice President having the greatest seniority, shall preside, and the Secretary, or in his absence any Assistant Secretary, shall take the minutes, at all meetings of the shareholders.

     SECTION 1.04. UNANIMOUS CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the Secretary of the Corporation.

                                   ARTICLE II

                                    DIRECTORS

     SECTION 2.01. NUMBER, ELECTION AND TERM OF OFFICE. The number of Directors which shall constitute the full Board of Directors shall be fixed from time to time by the Board of Directors. A full Board of Directors shall be elected at each annual meeting of the shareholders. Each Director shall hold office from the time of his election, but shall be responsible as a Director from such time only if he consents to his election; otherwise from the time he accepts office or attends his first meeting of the Board. Each Director shall serve until the next annual meeting of the shareholders, and thereafter until his successor is duly elected, or until his earlier death, resignation or removal.

     SECTION 2.02. REGULAR MEETINGS; NOTICE. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated by the Board of Directors from time to time. Notice of such regular meetings shall not be required, except as otherwise expressly required herein or by law, and except that whenever the time or place of regular meetings shall be initially fixed and then

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changed, notice of such action shall be given promptly by telephone or otherwise to each Director not participating in such action. Any business may be transacted at any regular meeting.

     SECTION 2.03. ANNUAL MEETING OF THE BOARD. A regular meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of the shareholders. Such regular meeting shall be the annual organization meeting at which the Board shall organize itself and elect the executive officers of the Corporation for the ensuing year and may transact any other business.

     SECTION 2.04. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors may be called at any time by the Board itself, or by the Chairman or the President, or by at least one-fourth of the Directors, to be held at such place and day and hour as shall be specified by the person or persons calling the meeting. Notice of every special meeting of the Board of Directors shall be given by the Secretary to each Director at least two days before the meeting. Any business may be transacted at any special meeting regardless of whether the notice calling such meeting contains a reference thereto, except as otherwise required by law.

     SECTION 2.05. ORGANIZATION. At all meetings of the Board of Directors, the presence of at least a majority of the Directors in office shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum is not present at any meeting, the meeting may be adjourned from time to time by a majority of the Directors present until a quorum as aforesaid shall be present, but notice of the time and place to which such meeting is adjourned shall be given to any Directors not present either in writing or given personally or by telephone at least eight hours prior to the hour of reconvening. Resolutions of the Board shall be adopted, and any action of the Board upon any matter shall be valid and effective, with the affirmative vote of a majority of the Directors present at a meeting duly convened and at which a quorum is present. The Chairman of the Board, if one has been elected and is present, or if not, the President, if he is a Director and is present, or if not, a Director designated

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by the Board, shall preside at each meeting of the Board. The Secretary, or in his absence any Assistant Secretary, shall take the minutes at all meetings of the Board of Directors. In the absence of the Secretary and an Assistant Secretary, the presiding officer shall designate any person to take the minutes of the meeting.

     SECTION 2.06. PRESUMPTION OF ASSENT. Minutes of each meeting of the Board shall be made available to each Director at or before the next succeeding meeting. Each Director shall be presumed to have assented to such minutes unless his objection thereto shall be made to the Secretary at or within two days after such succeeding meeting.

     SECTION 2.07. CATASTROPHE. Notwithstanding any other provisions of the Pennsylvania Business Corporation Law of 1988 (the "BCL"), the Articles or these By-Laws; if any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster, or any other national or local disaster, causes a majority of the Board to be incapable of acting as such because of death or other physical disability or difficulties of communication or transportation, the other Director or Directors shall constitute a quorum for the sole purpose of electing Directors to replace the Directors so incapable of acting. The Directors so elected shall serve until such replaced Directors are able to attend meetings of the Board or until the shareholders act to elect Directors for such purpose. Questions as to the existence of such an emergency or disaster or as to the fact of such incapacity shall be conclusively determined by such other Director or Directors.

     SECTION 2.08. RESIGNATIONS. Any Director may resign by submitting his resignation to the Secretary. Such resignation shall become effective upon its receipt by the Secretary or as otherwise specified therein.

     SECTION 2.09. COMMITTEES. By resolution adopted by a majority of the whole Board, standing or temporary committees, which may include an Executive Committee, consisting of at least

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one Director may be appointed by the Board of Directors from time to time. Each such committee shall have and exercise such authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board may specify from time to time, which may include declaration of dividends, authorization of the issuance and terms of sale of stock or debt securities, fixing the relative rights and preferences of preferred stock or other securities issued by the Corporation and any other action which the BCL provides shall or may be taken by the Board of Directors; PROVIDED that a committee shall not have any power or authority as to the following: (i) the submission to shareholders of any action requiring approval of shareholders as described in
Section 1731 of the BCL, (ii) the creation or filling of vacancies in the Board of Directors, (iii) the adoption, amendment or repeal of the By-Laws, (iv) the amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors, and (v) action on any matters committed by these By-Laws or resolution of the Board of Directors to another committee of the Board of Directors. The Board may designate one or more Directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee or for the purpose of any written action by the Committee, and in the event of such absence or disqualification, the member or members of such committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any action taken by any committee shall be subject to alteration or revocation by the Board of Directors; provided, however, that third parties shall not be prejudiced by such alteration or revocation.

     SECTION 2.10. VACANCIES. Any vacancy that shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of Directors or any other cause whatever shall be filled by a majority of the then members of the Board, whether or not a quorum, or by a sole remaining Director, and each person so elected shall serve for the balance of the unexpired term.

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     SECTION 2.11. PERSONAL LIABILITY OF DIRECTORS.

     (a) ELIMINATION OF LIABILITY. To the fullest extent that the laws of the Commonwealth of Pennsylvania, as now in effect or as hereafter amended, permit elimination or limitation of the liability of directors, no Director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director.

     (b) NATURE AND EXTENT OF RIGHTS. The provisions of this Section shall be deemed to be a contract with each Director of the Corporation who serves as such at any time while this Section is in effect and each such Director shall be deemed to be so serving in reliance on the provisions of this Section. Any amendment or repeal of this Section or adoption of any By-Law or provision of the Articles of the Corporation which has the effect of increasing director liability shall operate prospectively only and shall not have any effect with respect to any action taken, or any failure to act, by a Director prior thereto.

     SECTION 2.12. INDEMNIFICATION OF, AND ADVANCEMENT OF EXPENSES TO, DIRECTORS, OFFICERS AND OTHERS.

     (a) RIGHT TO INDEMNIFICATION. Except as prohibited by law, every director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against expenses and any liabilities paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which he or she may be involved in any manner, as a party, witness or otherwise, or is threatened to be made so involved, by reason of such person being or having been a director or officer of the Corporation or of a subsidiary of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another company, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an "Action"); provided, that no such right of indemnification shall exist with respect to an Action

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initiated by an indemnitee (as hereinafter defined) against the Corporation (an
"Indemnitee Action") except as provided in the last sentence of this Paragraph
(a). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors at any time denominates any of such persons as entitled to the benefits of this Section. As used in this Section, "indemnitee" shall include each director and officer of the Corporation and each other person denominated by the Board of Directors as entitled to the benefits of this Section, "expenses" shall mean all expenses actually and reasonably incurred, including fees and expenses of counsel selected by an indemnitee, and "liabilities" shall mean amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to this Paragraph (a) for expenses incurred in connection with any Indemnitee Action only (i) if the Indemnitee Action is instituted under Section (c) of this Section and the indemnitee is successful in whole or in part in such Action,
(ii) if the indemnitee is successful in whole or in part in another Indemnitee Action for which expenses are claimed of (iii) if the indemnification for expenses is included in a settlement of, or is awarded by a court in, such other Indemnitee Action.

     (b) RIGHT TO ADVANCEMENT OF EXPENSES. Every indemnitee shall be entitled as of right to have his or her expenses in defending any Action, or in initiating and pursuing any Indemnitee Action for indemnity or advancement of expenses under Paragraph (c) of this Section, paid in advance by the Corporation prior to final disposition of such Action or Indemnitee Action, provided that the Corporation receives a written undertaking by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified for such expenses.

     (c) RIGHT OF INDEMNITEE TO INITIATE ACTION. If a written claim under Paragraph (a) or Paragraph (b) of this Section is not paid in full by the Corporation within thirty days after such claim has been received by the Corporation, the indemnitee may at any time thereafter initiate an Indemnitee

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Action to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Indemnitee Action. The only defense to an Indemnitee Action to recover on a claim for indemnification under Paragraph (a) of this Section shall be that the indemnitee's conduct was such that under Pennsylvania law the Corporation is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such Indemnitee Action that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its board of directors, independent legal counsel or its shareholders) that the indemnitee's conduct was such that indemnification is prohibited by Pennsylvania law, shall be a defense to such Indemnitee Action or create a presumption that the indemnitee's conduct was such that indemnification is prohibited by Pennsylvania law. The only defense to an Indemnitee Action to recover on a claim for advancement of expenses under Paragraph (b) of this Section shall be the indemnitee's failure to provide the undertaking required by Paragraph (b) of this Section.

     (d) INSURANCE AND FUNDING. The Corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section. The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

     (e) NON-EXCLUSIVITY; NATURE AND EXTENT OF RIGHTS. The rights to indemnification and advancement of expenses provided for in this Section shall
(i) not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any

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agreement or by-law, charter provision, vote of shareholders or directors or otherwise, (ii) be deemed to create contractual rights in favor of each indemnitee who serves the Corporation at any time while this Section is in effect (and each such indemnitee shall be deemed to be so serving in reliance on the provisions of this Section), and (iii) continue as to each indemnitee who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification under this Section and shall inure to the benefit of the heirs and legal representatives of each indemnitee. Any amendment or repeal of this Section or adoption of any By-Law or provision of the Articles of the Corporation which has the effect of limiting in any way the rights to indemnification or advancement of expenses provided for in this Section shall operate prospectively only and shall not affect any action taken, or failure to act, by an indemnitee prior to the adoption of such amendment, repeal, By-Law or other provision.

     (f) PARTIAL INDEMNITY. If an indemnitee is entitled under any provision of this Section to indemnification by the Corporation for some or a portion of the expenses or liabilities paid or incurred by the indemnitee in the preparation, investigation, defense, appeal or settlement of any Action or Indemnitee Action but not, however, for the total amount thereof, the Corporation shall indemnify the indemnitee for the portion of such expenses or liabilities to which the indemnitee is entitled.

                                   ARTICLE III

                             OFFICERS AND EMPLOYEES

     SECTION 3.01. EXECUTIVE OFFICERS. The Executive Officers of the Corporation shall be the President, the Secretary and the Treasurer, and may include a Chairman of the Board and one or more Vice Presidents as the Board may from time to time determine, all of whom shall be elected by the Board of Directors. Any number of offices may be held by the same person. Each Executive Officer shall hold office at the pleasure of the Board of Directors, or until his death or resignation.

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     SECTION 3.02. ADDITIONAL OFFICERS; OTHER AGENTS AND EMPLOYEES. The Board of
Directors may from time to time appoint or employ such additional officers, assistant officers, agents, employees and independent contractors as the Board deems advisable; the Board or the President shall prescribe their duties, conditions of employment and compensation; and the Board shall have the right to dismiss them at any time, without prejudice to their contract rights, if any.
The President may employ from time to time such other agents, employees and independent contractors as he may deem advisable for the prompt and orderly transaction of the business of the Corporation, and he may prescribe their duties and the conditions of their employment, fix their compensation and dismiss them at any time, without prejudice to their contract rights, if any.

     SECTION 3.03. THE CHAIRMAN. If there shall be a Chairman of the Board, he shall be elected from among the Directors, shall preside at all meetings of the shareholders and of the Board as provided herein, and shall have such other powers and duties as from time to time may be prescribed by the Board.

     SECTION 3.04. THE PRESIDENT. The President shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, the President shall have general supervision of and general management and executive powers over all the property, operations, business, affairs and employees of the Corporation, and shall see that the policies and programs adopted or approved by the Board are carried out. The President shall exercise such further powers and duties as from time to time may be prescribed in these By-Laws or by the Board of Directors.

     SECTION 3.05. THE VICE PRESIDENTS. The Vice Presidents may be given by resolution of the Board general executive powers, subject to the control of the President, concerning one or more or all segments of the operations of the Corporation. The Vice Presidents shall exercise such further powers and duties as from time to time may be prescribed in these By-Laws or by the Board of

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Directors or the President. At the request of the President, or in his absence or disability, the senior Vice President shall exercise the powers and duties of the President.

     SECTION 3.06. THE SECRETARY AND ASSISTANT SECRETARIES. It shall be the duty of the Secretary (a) to keep an original or duplicate record of the proceedings of the shareholders and the Board of Directors, and a copy of the Articles and of the By-Laws; (b) to give such notices as may be required by law or these By-Laws; (c) to be custodian of the corporate records and of the seal of the Corporation and see that the seal is affixed to such documents as may be necessary or advisable; (d) to have charge of and keep, or cause to be kept by a transfer agent or registrar, the stock books of the Corporation and such records as to the identity of the shareholders, and as to the shares issued to and held of record by them, as may be required by law; and (c) to exercise all powers and duties incident to the office of Secretary; and such further powers and duties as from time to time may be prescribed in these By-Laws or by the Board of Directors or the President. The Secretary by virtue of his office shall be an Assistant Treasurer. Each officer of the Corporation by virtue of his office shall be an Assistant Secretary. The Assistant Secretaries shall assist the Secretary in the performance of his duties and shall also exercise such further powers and duties as from time to time may be prescribed by the Board of Directors, the President or the Secretary. At the direction of the Secretary or in his absence or disability, an Assistant Secretary shall exercise the powers and duties of the Secretary.

     SECTION 3.07. THE TREASURER AND ASSISTANT TREASURERS. It shall be the duty of the Treasurer (a) to keep the Corporation's contracts, insurance policies, leases, deeds and other business records; (b) to see that the Corporation's lists, books, reports, statements, tax returns, certificates and other documents and records required by law are properly prepared, kept and filed; (c) to be the principal officer in charge of tax and financial matters, budgeting and accounting of the Corporation; (d) to have charge and custody of and be responsible for the Corporation's funds, securities and investments; (e) to receive and give receipts for checks, notes, obligations, funds and securities of the Corporation, and deposit monies and other valuable effects in the name and to the credit of the

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Corporation, in such depositories as shall be designated by the Board of
Directors; (f) subject to the provisions of Section 5.01 hereof, to cause the funds of the Corporation to be disbursed by payment in cash or by checks or drafts upon the authorized depositories of the Corporation, and to cause to be taken and preserved proper vouchers for such disbursements; (g) to render to the President and the Board of Directors whenever they may require it an account of all his transactions as Treasurer, and reports as to the financial position and operations of the Corporation; (h) to keep appropriate, complete and accurate books and records of account of all the Corporation's business and transactions; and (i) to exercise all powers and duties incident to the office of Treasurer; and such further duties from time to time as may be prescribed in these By-Laws or by the Board of Directors or the President. The Assistant Treasurers shall assist the Treasurer in the performance of his duties and shall also exercise such further powers and duties as from time to time may be prescribed by the Board of Directors, the President or the Treasurer. At the direction of the Treasurer or in his absence or disability, an Assistant Treasurer shall exercise the powers and duties of the Treasurer.

     SECTION 3.08. VACANCIES. Any vacancy in any office or position by reason of death, resignation, removal, disqualification, disability or other cause shall be filled in the manner provided in this Article III for regular election or appointment to such office.

     SECTION 3.09. DELEGATION OF DUTIES. The Board of Directors may in its discretion delegate for the time being the powers and duties, or any of them, of any officer to any other person whom it may select.

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                                   ARTICLE IV

                             SHARES OF CAPITAL STOCK

     SECTION 4.01. SHARE CERTIFICATES. Every holder of fully-paid stock of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors may from time to time prescribe, and signed (in facsimile or otherwise, as permitted by law) by the President or a Vice President and the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, which shall represent the number and class of shares of stock owned by such holder. The Board may authorize the issuance of certificates for fractional shares or, in lieu thereof, scrip or other evidence of ownership, which may (or may not) as determined by the Board entitle the holder thereof to voting, dividends or other rights of shareholders.

     SECTION 4.02. TRANSFER OF SHARES. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation of the certificate or certificates for such shares properly endorsed, by the shareholder or by his assignee, agent or legal representative, who shall furnish proper evidence of assignment, authority or legal succession, or by the agent of one of the foregoing thereunto duly authorized by an instrument duly executed and filed with the Corporation, in accordance with regular commercial practice.

     SECTION 4.03. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such conditions as the Board of Directors may from time to time determine.

     SECTION 4.04. REGULATIONS RELATING TO SHARES. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these By-Laws as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

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     SECTION 4.05. HOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                    ARTICLE V

               MISCELLANEOUS CORPORATE TRANSACTIONS AND DOCUMENTS

     SECTION 5.01. EXECUTION OF NOTES, CHECKS, CONTRACTS AND OTHER INSTRUMENTS. All notes, bonds, drafts, acceptances, checks, endorsements (other than for deposit), guarantees and all evidences of indebtedness of the Corporation whatsoever, and all deeds, mortgages, contracts and other instruments requiring execution by the Corporation, may be signed by the President, any Vice President or the Treasurer, and authority to sign any of the foregoing, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any other person or persons if authorized to do so by the Board of Directors, which authority may be general or confined to specific instances. Facsimile signatures on checks may be used if authorized by the Board of Directors.

     SECTION 5.02. VOTING SECURITIES OWNED BY CORPORATION. Securities owned by the Corporation and having voting power in any other corporation shall be voted by the President or any Vice President, unless the Board confers authority to vote with respect thereto, which may be general or confined to specific investments, upon some other person. Any person authorized to vote such securities shall have the power to appoint proxies, with general power of substitution.

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                                   ARTICLE VI

                               GENERAL PROVISIONS

     SECTION 6.01. OFFICES. The Corporation may have offices at such places within or without the Commonwealth of Pennsylvania as the business of the Corporation may require.

     SECTION 6.02. CORPORATE SEAL. The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation.

     SECTION 6.03. FISCAL YEAR. The fiscal year of the Corporation shall end on such day as shall be fixed by the Board of Directors.

                                   ARTICLE VII

                                   AMENDMENTS

     SECTION 7.01. AMENDMENTS. These By-Laws may be amended, altered or repealed, and new by-laws may be adopted, by the shareholders (or, to the extent permitted by law, the Board of Directors) at any regular or special meeting. No provision of these By-Laws shall vest in any person any property right or (except as provided in Sections 2.11(b) and 2.12(e)) any contract right.

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